Exhibit 10.13

                            Placement Agent Agreement

This Placement Agent Agreement ("Agreement") dated as of September 15, 2003, is entered into by and among CytRx Corporation ("CytRx" or the "Company"), having its business office located at 11726 San Vincente Boulevard, Suite 650, Los Angeles, CA 90049, and Gilford Securities Incorporated ("GILFORD"), having its principal office located at 850 Third Ave., 14th Floor, New York, NY 10022.

The Company has entered into an engagement letter with Cappello Capital Corp. ("Cappello") under which Cappello is to serve as the Company's exclusive placement agent for any financing transaction, including the proposed private placement in a "PIPE" transaction involving the sale of securities to institutional investors (the "Offering"). Cappello has agreed to our participation in the Offering on the terms set forth herein.

For good consideration, the receipt and sufficiency of which are acknowledged, GILFORD and CytRx hereby agree as follows:

I.       Scope of Services to be Provided by GILFORD

GILFORD will provide the following services during the term of this Agreement.

Capital Raising

The Company currently anticipates raising up to USD$8.5 million in the Offering. The actual terms of the Offering will depend on market conditions, and will be subject to negotiation among the Company, Cappello, GILFORD and prospective investors; provided, however, that all terms must be acceptable to the Company in its sole and absolute discretion.

Although we cannot guarantee CytRx that we will be able to raise new capital, we will conduct the offering on a best efforts basis. We will offer the Company's securities in the Offering only to those investors listed in Exhibit A hereto and any other investors that Cappello and the Company in their sole discretion jointly agree to in writing (collectively, the "GILFORD Investors"). The Company will have no obligation to accept any subscription from any proposed investor in the Offering or any minimum aggregate amount of subscriptions from GILFORD Investors.

II.      Compensation and Other Provisions Relating to Fees

A.       Compensation to GILFORD

GILFORD shall be entitled to the following compensation in connection herewith:

         1.       Cash Fee

                  Upon receipt and acceptance of any funds from a GILFORD Investor, CytRx agrees to pay GILFORD a cash fee of 3.75% of the aggregate purchase price of the securities placed at the closing of the Offering ("Initial Closing Date").


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         2.       Warrant

                  In addition, GILFORD shall receive a Warrant ("GILFORD Warrant") to purchase a number of shares of common stock equal to 3% of the number of shares of common stock purchased by the GILFORD Investor in the offering.

                  The GILFORD Warrant shall be delivered at the Initial Closing Date, registered on the GILFORD Investor's Registration Statement, and shall be exercisable any time until the seventh
                  (7th) anniversary of the Initial Closing Date hereof at one hundred percent (100%) of the purchase price of the Common Stock issued to the GILFORD Investors in the Offering, and shall provide for cashless exercise provisions.

III.     Representations and Warranties

         a) The Company hereby authorizes GILFORD to transmit to the prospective purchasers of the securities copies of the Company's most recent filings with the Securities and Exchange Commission, together with summary materials, if any, approved in writing by the Company.

         b) The Company agrees that CytRx will enter into subscription, registration rights and other customary agreements, and that CytRx's counsel will supply an opinion letter on the transaction in form and substance reasonably acceptable to, and addressed to, GILFORD and the investors.

         c) The Company further agrees that GILFORD may rely upon, and are a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any agreements with investors in the Offering.

         d) GGILFORD represents that the only investors to which it has offered the Company's securities are listed in Exhibit A hereto.

IV.      Status/Liability of GILFORD

When performing any of the services described herein, or in connection with any special business assignment, GILFORD shall be deemed to be an independent contractor. Except as expressly provided for in writing by CytRx, GILFORD shall have no authority to act unilaterally on behalf of CytRx.

GILFORD will use its best efforts in performing its duties hereunder. GILFORD shall not be liable to CytRx, for errors in judgment or for any other action undertaken or omitted hereunder unless such error or action involves willful malfeasance, gross negligence or fraud. Except as hereunder provided, GILFORD shall not be accountable for any loss suffered by any of them.


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

GILFORD's ability to complete its assignments described herein in a satisfactory and timely way is dependent upon the provision by CytRx of corporate or financial records and available diligence materials, and such other information that GILFORD deems material to effective completion of its work. It is further understood and agreed that GILFORD and/or its designees may rely on the accuracy of such information provided by CytRx and CytRx shall be solely responsible for the accuracy and completeness of such records and information.

It is also specifically understood that CytRx will employ independent legal counsel to advise it as to contract, tax, international laws and regulations and securities considerations in connection herewith and with all of the financing transactions resulting here from, and that all financing documents should be reviewed and approved by such counsel prior to the consummation of any finance transaction.

CytRx, its corporate affiliates or its designees and successors hereby agree to indemnify GILFORD and each of its officers, directors, trustees, governors, employees, partners, shareholders, beneficiaries or agents of any of the entities comprising GILFORD, against all cost and expenses, including but not limited to, reasonable attorney's fees, for any claim by third parties made against any of them arising out of or relating to this Agreement and all related agreements, provided that such indemnity shall not apply if GILFORD shall have been found guilty of willful malfeasance, gross negligence or fraud by a competent court of final jurisdiction.

V.       Other Activities

GILFORD, its affiliates, designees and assigns, now render and will continue to render investment banking services, financial advisory, management services and the like, to other companies which may conduct business similar to that of CytRx. GILFORD shall be free to render such advice and services according to its sole discretion and CytRx hereby consents thereto. Similarly, GILFORD shall not be required to devote full time and attention to the performance of the duties specified under this Agreement but shall only devote so much of its time and attention as it deems reasonable and/or necessary for such purposes.

VI.      Confidentiality and Non-Disclosure

GILFORD acknowledges that it is being provided with, and will in the future be provided with, confidential and proprietary information concerning the business and operations of CytRx and that such information constitutes confidential and proprietary information owned solely by CytRx. Without the express written consent of CytRx, GILFORD may not disclose to any person, legal entity or government agency any such information except (i) to the extent that such information otherwise is generally known to the public; (ii) pursuant to the written advice of counsel that disclosure by GILFORD is required under applicable law, after providing CytRx with reasonable advance notice of such proposed disclosure; or (iii) pursuant to Court order. Under no circumstances may GILFORD use any such information for the benefit of GILFORD or third parties without the express written consent of CytRx. In cases where disclosure is made with express written consent of CytRx, GILFORD may nevertheless disclose such information only upon receipt of a confidentiality agreement from the person to whom such disclosure is to be made, substantially in the form of this paragraph, and stated to be for the benefit of CytRx.


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

VII.     Miscellaneous

A.       Term

This Agreement shall continue in effect for an initial period of three (3) months from the date of execution. If the Agreement is renewed subsequent to the expiration of the initial period then the Agreement shall continue in effect until terminated by either GILFORD or CytRx by 30 days prior written notice to the other parties hereto. In the event that this Agreement is terminated, all earned but unpaid fees or expense of any kind due GILFORD or its successors or designees shall be paid in full prior to the effective date of the termination.

B.       Non-Circumvention

Any potential GILFORD Investor who GILFORD introduces (via conference call, visit or other means) to CytRx shall be considered for purposes of this Letter a protected investor of GILFORD, whether or not such GILFORD Investor participates in the offering(s) contemplated by this Letter. Note that the aforementioned protected potential GILFORD Investors shall be listed on Exhibit A. In the event that CytRx accepts an investment from a GILFORD Investor for a period of 24 months from the date of introduction of said GILFORD Investor, CytRx agrees to pay to GILFORD a fee as stated in Section II. Compensation and Other Provisions Relating to Fees at the time of closing.

C.       No Obligation

CytRx may, in their sole and absolute discretion, choose not to accept any investment with any GILFORD Investor. CytRx shall have no obligation to pay GILFORD any fees or issue any Stock or warrants to GILFORD to the extent that CytRx rejects any proposed investor and any future investment from said GILFORD Investor is not covered under Section VI. B. Non-Circumvention.

                     [THIS SECTION INTENTIONALLY LEFT BLANK]


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

D.       Venue

This Agreement shall be construed and interpreted according to the Laws of the State of California applicable to agreements to be performed entirely within such State.

E.       Entire Agreement

This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

F.       Effectiveness

This Agreement shall be deemed in force at the time the Agreement is executed by both parties.

The undersigned have executed this Agreement as of this 15th day of September 2003.


Gilford Securities Incorporated


By:    /s/ Robert A. Maley
       ------------------------------

Robert A. Maley
Sr. VP - Capital Markets

Date:  9/15/03
       ------------------------------

CYTRX CORPORATION


By:    /s/ Steven Kriegsman
       ------------------------------

Steven Kriegsman
Chief Executive Officer

Date:  9/19/03
       ------------------------------


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

                           CytRx Corporation ("CytRx")

                                    Exhibit A


Pursuant to the executed Placement Agent Agreement ("Agreement"), CytRx hereby confirms that GILFORD has permission to introduce CytRx to:

o        RSGM Partners

o        Michael & Associate


The above named investor(s) shall be covered under the terms as agreed upon in the executed Letter. This signed Exhibit A will act as written confirmation for GILFORD to make this/these introduction(s).


By:    /s/ Steven Kriegsman
       ------------------------------

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Title:
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Date:
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